Exhibit 99.1

Farmer Bros Co.

Offices Warehouses and Plants:

The Corporation, Farmer Bros. Co., headquartered in Torrance, California, roasts and packages coffee, processes spices and other restaurant supplies at that location, and manufactures a complete line of coffee-brewing equipment at its Brewmatic Division plant in Los Angeles. The Corporation’s primary business is conducted through its internal divisions: Restaurant and Institutional Sales Division, Brewmatic Division, Spice Products Division and Custom Coffee Plan Division; and one subsidiary, FBC Finance Company.

Executive Offices:

Farmer Bros. Co.

20333 South Normandie Avenue, Torrance, California

Restaurant and Institutional Sales Division

20401 South Normandie Avenue, Torrance, California

Brewmatic Company Division

20333 South Normandie Avenue, Torrance, California

Spice Products Company Division

20333 South Normandie Avenue, Torrance, California

Custom Coffee Plan Division

20333 South Normandie Avenue, Torrance, California

FBC Finance Co.

20333 South Normandie Avenue, Torrance, California

Restaurant and Institutional Sales Branch Warehouses

Arizona

FLAGSTAFF

2385 N. Walgreen Street

LAKE HAVASU

1880 Commander Dr., Suite C

PHOENIX

1060 W. Alameda Dr.

Tempe

TUCSON

3818 South Evans Blvd.

YUMA

3320 E. Gila Ridge Rd.

Bldg  5, Unit 3

Arkansas

FAYETTEVILLE

3901-D Kelly

Springdale

LITTLE ROCK

7630 Hardin Drive

North Little Rock

California

BAKERSFIELD

8802 Swigert Ct.

BISHOP

324 E. Clarke Street

CASTROVILLE

11460 Commercial Parkway

CHICO

480 Ryan Ave., Ste 100

EUREKA

1825 3rd Street

FRESNO

4576 N. Bendel

LANCASTER

42138 7th Street West

LOS ANGELES DOWNTOWN

3828 S Main St.

OAKLAND

9844 Kitty Lane

PALM SPRINGS

72205 Corporate Way

Thousand Palms

RIVERSIDE

12101 Madera Way

SACRAMENTO

2450 Boatman Ave.

SAN DIEGO

7855 Ostrow St., B

SAN GABRIEL

859 Meridian St.

Duarte

SAN JOSE

1462 Seareel Pl.

SAN LUIS OBISPO

3415 Miguelito Ct.

SANTA ANA

3921 W. Segerstrom Ave.

SANTA ROSA

470 E. Todd Rd.

STOCKTON

4243 Arch Road

TORRANCE

20401 S. Normandie Ave.

LOS ANGELES SF VALLEY

9373 Remick Ave.

VENTURA

1350 Stellar Dr.

Oxnard

VICTORVILLE

17190 Yuma St.

Colorado

COLORADO SPRINGS

337 Manitou Ave.

Manitou Springs

DENVER

5595 Joliet Street

FORT COLLINS

4500 Innovation Drive

GRAND JUNCTION

2848 Chipeta Ave., #B

Idaho

BOISE

1625 South Curtis

IDAHO FALLS

805 S. Saturn Ave.

Resident Branch:

TWIN FALLS

258 6th Ave. W

Illinois

CHICAGO

31W280 Diehl Rd., Unit 103

Naperville

MOLINE

2950 38th Avenue

SPRINGFIELD

3430 Constitution Dr. #122

Indiana

EVANSVILLE

1905 N. Kentucky Ave.

INDIANAPOLIS

1123 Country Club Rd.

Iowa

DES MOINES

1662 N.E. 55th Ave.

OMAHA

3217 Nebraska Ave.

Council Bluffs

Kansas

WICHITA

2355 S. Edwards,Suite B

Minnesota

DULUTH

4314 Enterprise Cr.

MINNEAPOLIS

3074 84th Lane N E

Blaine

Missouri

COLUMBIA

4881 B I-70 Drive SW

KANSAS CITY

9 N.E. Skyline Dr.

Lee’s Summit

SPRINGFIELD

450 M S. Union

ST. LOUIS

12832 Pennridge Dr.

Montana

BILLINGS

2625 Enterprise Ave.

GREAT FALLS

2600 16th St. N.E.

Black Eagle

MISSOULA

2751 Charlo St.

Nebraska

NORTH PLATTE

601 Sioux Meadow

Nevada

ELKO

460 S. A Street

LAS VEGAS

3417 Losee Rd.

CARSON CITY

3880 Technology Way

New Mexico

ALBUQUERQUE

5911 Office Blvd.

Resident Branch:

FARMINGTON

1414 Schofield Lane

ROSWELL

710 East College

North Dakota

BISMARCK

3800 Commerce Drive, Suite C

FARGO

710 38th St. N.W.

Unit C

Oklahoma

OKLAHOMA CITY

4611 S.W. 20th St.

TULSA

804 S. 8th St.

Broken Arrow

Oregon

BEND

20409 N. W. Cady Way

Resident Branch

EUGENE

2495 Unit C Prairie Rd.

MEDFORD

777 East Vilas Rd.

Central Point

PORTLAND

7515 N.E. 33rd Dr.

South Dakota

RAPID CITY

2030 Creek Dr.

SIOUX FALLS

2405 W. 5th St.

Tennessee

MEMPHIS

5753 E. Shelby Dr., Ste 1

Texas

AMARILLO

1415 S. Johnson St.

Resident Branch:

AUSTIN

2004 Lamar Dr.

Round Rock

CORPUS CHRISTI

3909 Wow Road

DALLAS/FT. WORTH

744 Avenue H East

Arlington

EL PASO

1325 Don Haskins Dr.

HOUSTON

6638 Rupley Circle

LUBBOCK

1608 D No. University

McALLEN

1312 E. Laurel

ODESSA

2017 W. 7th

SAN ANTONIO

4930 Center Park

WICHITA FALLS

1404 Beverly Drive

Utah

SALT LAKE CITY

2230 So. 2000 West

ST. GEORGE

988 W. Sunset Blvd. #4

Washington

SEATTLE

8660 Willows Rd.

Redmond

SPOKANE

E. 10915 Montgomery Dr.

TACOMA

9412 Front Street

Lakewood

YAKIMA

2301 S. 18th Street

Union Gap

Wisconsin

GREEN BAY

1227 S. Maple Ave.

CASPER

2170 N. Old Salt Creek Hwy.

LA CROSSE

1232 Clinton St.

MADISON

1017 Jonathan Dr.

Wyoming

MILWAUKEE

W. 182 S8335-A Racine Ave.

Muskego

Custom Coffee Plan Branch Warehouses

California

NORTH HOLLYWOOD

7419 Bellaire Ave.

SAN DIEGO

7855-A Ostrow St.

SAN LEANDRO

3041 Teagarden

TORRANCE

20333 S. Normandie Ave.

Colorado

DENVER

5595 Joliet Street, #B

Texas

DALLAS

722 Avenue H East

Arlington

HOUSTON

11519 South Petropark Drive